Exhibit 4.2

EXECUTION VERSION

MIDSTATES PETROLEUM COMPANY, INC.

MIDSTATES PETROLEUM COMPANY LLC

THIRD LIEN SENIOR SECURED NOTES DUE 2020

INDENTURE

Dated as of May 21, 2015

Wilmington Trust, National Association

Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.04;12.02; 12.05
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	13.06
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

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EXHIBITS

Exhibit A                                             FORM OF NOTE

Exhibit B                                             FORM OF CERTIFICATE OF TRANSFER

Exhibit C                                             FORM OF CERTIFICATE OF EXCHANGE

Exhibit D                                             FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of May 21, 2015 among Midstates Petroleum Company, Inc., a Delaware corporation (the “Company”), Midstates Petroleum Company LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Company, the “Issuers”) and Wilmington Trust, National Association, as Trustee and Collateral Agent.

The Issuers, the Guarantors (as defined herein) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $504,121,000 aggregate principal amount of the Issuers’ Third Lien Senior Secured Notes due 2020 (the “Initial Notes”), (b) any Additional Notes (as defined herein) that may be issued after the date hereof and (c) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Company’s Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Initial Notes or Additional Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                            Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ACNTA” of the Company means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) discounted future net revenues from Proved Reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A) estimated Proved Reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and

(B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to Proved Reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C) estimated Proved Reserves reflected in such reserve report produced or disposed of since such year end, and

(D) reductions in estimated Proved Reserves reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(iv) the greater of

(A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided that if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply;

minus

(b) the sum of (without duplication):

(i) Minority Interests;

(ii) any net production or gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) above of this definition);

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Production Payments and Reserve Sales (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “ACNTA” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Acquired Debt” means, with respect to any specified Person:

(1)                     Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                     Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)                     any properties or long-term assets to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)                     capital expenditures useful in the Oil and Gas Business and drilling expenses by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(3)                     the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(4)                     Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09(b)(3)(b) hereof, as part of the same series as the Initial Notes whether or not they bear the same “CUSIP” number.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(a) the present value at such Redemption Date of (i) the redemption price of the Note at June 1, 2017 (such redemption price being set forth in the table appearing in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through June 1, 2017 (excluding accrued but unpaid interest to the applicable Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the Note.

Calculation of the Applicable Premium will be made by the Issuers or on behalf of the Issuers by such person as the Issuers shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1)                     an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary; or

(2)                     the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1)                     the sale, lease (including by means of Production Payments and Reserve Sales but excluding an operating lease entered into in the ordinary course of the Oil and Gas Business), conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries not in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2)         the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                     any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $20.0 million;

(2)                     a transfer of assets between or among the Company and any of its Restricted Subsidiaries;

(3)                     an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                     the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;

(5)                     the sale or discounting of accounts receivable in the ordinary course of business;

(6)                     any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties;

(7)                     any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(8)                     the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9)                     a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing;

(10)              a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(11)              a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(12)              any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13)              the granting of Liens not otherwise prohibited by this Indenture;

(14)              the surrender, or waiver of contract rights, oil and gas leases, or settlement, release or surrender of contract, tort or other claims;

(15)              any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Company;

(16)              a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(17)              any Production Payments and Reserve Sales conveyed pursuant to any incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary; provided that (i) any such Production Payments and Reserve Sales are on terms that are consistent with the Company’s past practices and reasonably customary in the Oil and Gas Business and (ii) the aggregate royalties conveyed pursuant thereto shall not exceed 3%;

(18)              a disposition of Oil and Gas Properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

(19)              the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur;

(20)              [Reserved];

(21)              any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including sale and lease back transactions and asset securitizations permitted by this Indenture; and

(22)              the early termination or unwinding of any Hedging Obligations.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Banking Services” means each and any of the following bank services provided to the Company or any Guarantor by any holder of Priority Lien Debt or any Affiliate thereof:  (a) commercial credit or debit cards, (b) stored value cards and (c) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Company or any Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                     with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                     with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

(3)                     with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4)                     with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any Refinancing Credit Agreement, the maximum amount in United States dollars determined or redetermined by the lenders (who, for the avoidance of doubt, must be (i) commercial bank lenders, (ii) investment banks or (iii) Affiliates of Persons described in the foregoing clauses (i) and (ii), which, in each case, regularly participate in reserve based credit facilities) under the Credit Agreement or any Refinancing Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans or other Indebtedness to the Company and its Restricted Subsidiaries under the Credit Agreement or any Refinancing Credit Agreement, using their customary practices and standards for determining borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business, as determined semi-annually during each year and/or on such other occasions as may be required by the Credit Agreement or any Refinancing Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and its Restricted Subsidiaries; provided that such amount shall not exceed $350 million in aggregate principal amount.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State or place of payment.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancing thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, in all such cases due to a change in accounting treatment, shall for all purposes not be treated as a Capital Lease Obligation or Indebtedness.

“Capital Stock” means:

(1)                     in the case of a corporation, corporate stock;

(2)                     in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                     in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                     United States dollars or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)                     securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                     certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)                     repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                     commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)                     securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7)                     money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(8)                     Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition.

“Certificate of Designations” means the certificate of designations of the Company establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Mandatorily Convertible Preferred Stock as in effect on the Issue Date.

“Change of Control” means the occurrence of any of the following:

(1)                     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders; or

(2)                     the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or 50% of the aggregate economic interest in the Company, in each case, other than any merger or consolidation as a result of which the holders of a majority of the Company’s Voting Stock (measured by voting power rather than number of shares) and such economic interest immediately prior to such transaction continue to own at least a majority of the Voting Stock (measured by voting power rather than number of shares) and such economic interest of the Person surviving or resulting from such transaction or any parent thereof.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock and economic interest of such entity, or continue to own more than 50% of the economic interest and Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock or 50% of the economic interest of such entity.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” means the Person named as the “Co-Issuer” in the first introductory paragraph to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the “Co-Issuer” shall mean such successor Person.

“Collateral” means all property wherever located and whether now owned or at any time acquired after the date of this Indenture by the Company or any Guarantor as to which a Lien is granted, or purported to be granted, under the Note Security Documents to secure the Notes or any Note Guarantee.

“Collateral Agent” means the collateral agent for all holders of Third Lien Obligations. Wilmington Trust, National Association will initially serve as the Collateral Agent.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement, cap or collar contract, hedging contract or other derivative contract or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Company” means the Person named as the “Company” in the first introductory paragraph to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the “Company” shall mean such successor Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication to the extent the same was deducted in calculating Consolidated Net Income:

(1)                     provision for taxes based on income, profits or capital, including without limitation state, franchise and similar taxes, of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                     the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                     depreciation, depletion, amortization (including amortization of goodwill and other intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets (including pursuant to the application of ASC-350 and ASC-360) and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)                     the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus

(5)                     the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

(6)                     the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Equity Investors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period $2.5 million; plus

(7)                     accretion of asset retirement obligations in accordance with ASC-410 and any similar accounting in prior periods; minus

(B)(1) non-cash items increasing such Consolidated Net Income for such period, other than accruals of revenue in the ordinary course of business or any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required; and (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                     any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, relocation and other restructuring costs), including, without limitation, any severance or relocation expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or incurrence or repayment of Indebtedness (in each case, whether or not successful), including all fees, expenses and charges, in each case shall be excluded;

(2)                     any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(3)                     any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(4)                     any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;

(5)                     (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amount included in clause (A);

(6)                     any increase in depreciation, accretion, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

(7)                     accruals and reserves that are established within 12 months after an acquisition’s closing date and that are so required to be established as a result of such transaction in accordance with GAAP or as a result of a modification of accounting policies shall be excluded;

(8)                     any impairment charges, including those resulting from the application of ASC-350 or ASC-360, and the amortization of intangibles, including those pursuant to ASC-805, or asset write-offs and write-downs shall be excluded;

(9)                     any long-term incentive plan accruals and any non-cash compensation expense, including non-cash expenses realized from grants of restricted stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(10)              any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

(11)              (A) any unrealized non-cash gains or losses or charges in respects of Hedging Obligations (including those resulting from the application of ASC-815), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by GAAP shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship shall be excluded;

(12)              solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(C)(i) hereof the Net Income of any Restricted Subsidiary (other than the Co-Issuer) that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

(13)              the cumulative effect of a change in accounting principles will be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)                     to purchase any such primary obligation or any property constituting direct or indirect security thereof,

(2)                     to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                     to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain second amended and restated credit agreement, as amended, dated as of June 8, 2012, as further amended on or prior to the Issue Date, by and among the Issuers, SunTrust Bank as administrative agent, and the other lenders party thereto from time to time, providing for revolving credit borrowings and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or renewed from time to time, and as refunded, refinanced or replaced with a reserves based conforming credit facility providing for revolving credit borrowings and letters of credit from lenders (who, for the avoidance of doubt, must be (i) commercial bank lenders, (ii) investment banks or (iii) Affiliates of Persons described in the foregoing clauses (i) and (ii), which, in each case, regularly participate in reserve based credit facilities) (such refinancing or replacement credit facility, a “Refinancing Credit Agreement”).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and any Refinancing Credit Agreement), with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned thereunder or altering the maturity thereof.

“Credit Facility Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under any Credit Facility or any other representative then most recently designated in accordance with the applicable provisions of any Credit Facility, together with its successors in such capacity.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency futures contract, currency option agreement or other similar agreement intended to manage exposure to fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Depositary Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration that is useful in the Oil and Gas Business received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(C)(ii) hereof.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Investors” means (i) each of First Reserve Fund XII, L.P., FR Midstates Interholding LP, and the Stockholders (as defined in the Stockholders’ Agreement, dated as of April 24, 2012, by and among the Company, FR Midstates Interholding LP, and the stockholders party thereto) and their respective Affiliates and (ii) each of Eagle Energy Production, LLC and Riverstone Holdings LLC and their respective Affiliates.

“Equity Offering” means (i) any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) any cash contribution to the equity capital of the Company other than public offerings on Form S-4 or S-8 or issuances to a Subsidiary of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated the Issue Date, by and among the Company and the Holders listed on Schedule I thereto pursuant to which the Junior Lien Notes will be issued.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from:

(1)                                 contributions to its common equity capital, and

(2)                                 the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as “Excluded Contributions” pursuant to an Officer’s Certificate executed by an Officer of the Company, the net cash proceeds of which are excluded from the calculation set forth in Section 4.07(3)(b) hereof.

“Existing Notes” means the Issuers’ 10.75% Senior Notes due 2020 and 9.25% Senior Notes due 2021, in each case that are outstanding on the Issue Date, as any of the foregoing may be amended, modified or refinanced.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period, irrespective of when incurred, assumed, guaranteed, repaid, repurchased, redeemed, defeased or otherwise discharged during such period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted

Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officer’s Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                     the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under this Indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                     the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                     all cash dividend payments or other cash distributions on any series of preferred equity of a Restricted Subsidiary of such Person and all other cash dividend payments or other cash distributions on the Disqualified Stock and Designated Preferred Stock of such Person; less

(4)                     interest income; less

(5)                     non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP; less

(6)                     accretion or accrual of discounted liabilities not constituting Indebtedness; less

(7)                     any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition; less

(8)                     Additional Interest, and less

(9)                     to the extent not included above, any interest attributable to Dollar-Denominated Production Payments.

“Foreign Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06 (b)(3), 2.06(b)(4), 2.06(d)(2), 2.06(d)(3) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Oil and Gas wherever located, including any beneficial, reserved or residual interest of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, petroleum and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary whose total assets as of the last day of the most recently ended four fiscal quarter period for which financial statements have been delivered on or prior to such determination date were less than 2.5% of ACNTA; provided, that all Immaterial Subsidiaries shall not in the aggregate have total assets as of the last day of the most recently ended four fiscal quarter period for which financial statements have been delivered on or prior to such determination date greater than 5.0% of ACNTA.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                     in respect of borrowed money;

(2)                     evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                     in respect of banker’s acceptances;

(4)                     representing Capital Lease Obligations;

(5)                     representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)                     to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); or

(7)         to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d)  Production Payments and Reserve Sales; (e) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (f)  any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries incurred without violation of this Indenture; or (g) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Second Lien Indebtedness” means Indebtedness secured by a Second Lien for which certain requirements of the Intercreditor Agreement have been satisfied that was permitted to be incurred and so secured under each applicable Secured Debt Document, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the applicable Secured Debt Documents.

“Initial Second Lien Trustee” means, at any time, the Person serving at such time as the “Trustee” or “trustee” under the Initial Second Lien Indebtedness or any other representative then most recently designated in accordance with the applicable provisions of the Initial Second Lien Indebtedness, together with its successors in such capacity.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Insolvency or Liquidation Proceeding” means:

(a)         any case commenced by or against the Company or any Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to Company or any Guarantor or any similar case or proceeding relative to Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)         any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other proceeding of any type or nature in which substantially all claims of creditors of Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement among the Collateral Agent, the Priority Lien Collateral Agent and the Second Lien Collateral Agent, to be entered into on the date of this Indenture, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a Moody’s rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB- (or the equivalent) or higher, or, if either such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1)                     securities issued or directly and fully Guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2)                     investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3)                     corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means May 21, 2015.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Mandatorily Convertible Preferred Stock” means the 325,000 shares of $1,000 liquidation preference series A mandatorily convertible preferred stock, par value $0.01 per share, of the Company, authorized by the Certificate of Designations.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Company or a Restricted Subsidiary.

“Modified ACNTA” means, as of any date of determination, an amount equal to the Company’s ACNTA calculated as of a date not more than 30 days prior to the date of determination (the “calculation date”), on the following basis:

(1)                     in lieu of commodity pricing of future net revenues based on SEC guidelines, Modified ACNTA Prices shall be used after giving effect to all commodity derivatives contracts in effect as of the date of determination as determined in good faith by the Company,

(2)                     such calculation shall be based on then current estimates of costs determined in good faith by the Company in light of prevailing market conditions,

(3)                     any assets or liabilities relevant to such calculation of Restricted Subsidiaries that are not Guarantors shall be disregarded in such calculation, and

(4)                     Net Working Capital will be calculated without including net cash proceeds of the Second Lien Notes.

“Modified ACNTA Prices” means, as of any date of determination, the forward month prices for the most comparable hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the calculation date (as defined in the definition of Modified ACNTA) and (ii) adjusted for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and other related assets to secure Third Lien Obligations, including payment of the Notes and the Note Guarantees or any part thereof.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to Production Payments and Reserve Sales and sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (b) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with Net Proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject of such Asset Sale, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                     as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

(2)                     no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes and the Note Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes issued under this Indenture pursuant to the Exchange Agreement and any PIK Notes, Additional Notes or Exchange Notes.  The Initial Notes, PIK Notes, Additional Notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any PIK Notes, Additional Notes and Exchange Notes.

“Note Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Obligations” means any principal, premium, if any, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts (including interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts incurred, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding) payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Issuers (as applicable) by an Officer of the Company or the Issuers (as applicable).

“Oil and Gas” means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

“Oil and Gas Business” means:

(1)                     the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2)                     the business of gathering, marketing, distributing, treating, processing (but not refining), storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3)                     any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;

(4)                     any business relating to oil field sales and service; and

(5)                     any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means Hydrocarbon Interests now owned or hereafter acquired by Issuers or any Subsidiary and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned or hereafter acquired by Issuers or any Subsidiary and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, structures, field separators, processing plants, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by Issuers or any Subsidiary.

“Opinion of Counsel” means an opinion from legal counsel (subject to customary assumptions and qualifications) reasonably satisfactory to the Trustee that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the Oil and Gas Business, the businesses of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Permitted Business Investment” means any Investment or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in, the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)                     Investments in ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)                     Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)                     Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment;

provided that “Permitted Business Investments” shall exclude Investments in publicly traded Persons.

“Permitted Holders” means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)                     any Investment in the Company or in a Restricted Subsidiary;

(2)                     any Investment in cash, Cash Equivalents, Marketable Securities or Investment Grade Securities;

(3)                     any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; and, in each case, any Investment held by any such Person at the time of such transaction, provided such Investment was not made in contemplation of such transaction;

(4)                     any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)                     any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company;

(6)                     any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)                     Investments represented by Hedging Obligations;

(8)                     loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary;

(9)                     repurchases of the Notes;

(10)              Investments in Permitted Businesses, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $15.0 million;

(11)              any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(12)              any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with clauses (1), (2), (3), (4), (5), (7), (9), (11), (15) and (16) of Section 4.11(b) hereof;

(13)              (A) Guarantees issued in accordance with Sections 4.09 and 4.17 hereof and (B) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(14)              any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(15)              Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(16)              Permitted Business Investments; and

(17)              additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of (x) $25.0 million and (y) 2.0% of ACNTA;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (17) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1)                     Liens securing Priority Lien Debt incurred under Section 4.09(b)(1) hereof and Liens securing Hedging Obligations and Banking Services Obligations related thereto;

(2)                     Liens in favor of the Company or any of its Restricted Subsidiaries;

(3)                     Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4)                     Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)                     Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;

(6)                     Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;

(7)                     Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(8)                     [Reserved];

(9)                     Liens existing on the Issue Date;

(10)              Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)              Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(12)              Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(13)              leases or subleases granted to others that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14)              easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(15)              (a) Liens created for the benefit of (or to secure) the Second Lien Notes (or the related note guarantees), incurred pursuant to Section 4.09(b)(3)(a) and (b) Liens securing the Notes and related Note Guarantees incurred pursuant to Section 4.09(b)(3)(b);

(16)              Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)                                 the Indebtedness to be refinanced was previously secured as permitted under this Indenture;

(b)                                 the new Lien has no greater contractual priority relative to the Notes or the Note Guarantees;

(c)                                  the Liens are subject to the terms of the Intercreditor Agreement, if applicable;

(d)                                 the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(e)                                  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(17)              Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(18)              judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(19)              Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million;

(20)              Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(21)              licenses of intellectual property in the ordinary course of business;

(22)              Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(23)              [Reserved];

(24)              Liens to secure a defeasance trust;

(25)              Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;

(26)              Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(27)              [Reserved];

(28)              Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(29)              Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(30)              Liens on pipelines or pipeline facilities that arise by operation of law;

(31)              Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(32)              Liens securing Hedging Obligations; and

(33)              any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b) of this subclause (33).

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)                     payments to any parent companies of the Company in amounts equal to the amounts required for any direct payment of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries in an amount not to exceed $3.5 million; and

(2)                     for so long as the Company is a member of a group filing a consolidated or combined tax return with such parent companies, payments to such parent companies in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that such parent companies actually owe to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of such parent companies’ receipt of such Tax Payments or refunded to the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of the Company’s Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                     the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

(2)                     such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;

(3)                     if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                     such Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinance Indebtedness of an Unrestricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” means interest payable by increasing the principal amount of the Notes or by issuing PIK Notes.

“Priority Lien” means a Lien granted, or purported to be granted, by any Issuer or any Guarantor in favor of the Priority Lien Collateral Agent, at any time, upon any Property of any Issuer or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, (a) the principal amount of Indebtedness (including any interest paid-in-kind) that may be incurred pursuant to Section 4.09(b)(1) as of such date (it being understood that any Indebtedness incurred under clause (iii) of Section 4.09(b)(1) shall be permitted hereunder so long as such Indebtedness was permitted to be incurred at the time of incurrence), plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of all Banking Services Obligations to the extent such Banking Services Obligations are secured by the Priority Liens, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.

“Priority Lien Collateral Agent” means the Credit Facility Agent in its capacity as the collateral agent (or other Person designated in such capacity by the Credit Facility Agent), or if the Credit Agreement or any Refinancing Credit Agreement ceases to exist, the collateral agent or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Debt” means (a) Indebtedness of any Issuer and the Guarantors under the Credit Agreement (including letters of credit (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) and reimbursement obligations with respect thereto) or any Refinancing Credit Agreement that is, in each case, subject to the Intercreditor Agreement and permitted to be incurred pursuant to Section 4.09(b)(1) and secured under each applicable Secured Debt Document and (b) additional Indebtedness of any Issuer and the Guarantors under any other Credit Facility that is secured with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (b), that:

(1)                     on or before the date on which Indebtedness is incurred under such Credit Facility, such Indebtedness is designated by the Company, in an officers’ certificate delivered to the Priority Lien Collateral Agent, the Collateral Agent and any Second Lien Collateral Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Indebtedness is designated as “Priority Lien Debt,” it cannot also be designated as Second Lien Debt or Third Lien Debt (or any combination of the three);

(2)                     the Priority Lien Collateral Agent, the Collateral Agent and the Second Lien Collateral Agent shall receive (x) an officer’s certificate from the Company stating that the incurrence thereof is permitted by each applicable Secured Debt Document to be incurred and certain other requirements of the Intercreditor Agreement are satisfied and (y) a joinder required by the Intercreditor Agreement from the holders or lenders of any such Indebtedness (or an authorized agent, trustee or other representative on their behalf);

(3)                     the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Credit Facility, shall not exceed the Priority Lien Cap;

(4)                     all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Collateral Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied; and

(5)                     all such Indebtedness is pari passu in right of payment, it being understood that there may be different tranches of Priority Lien Debt with different maturities and amortization profiles, but the principal amount of Indebtedness under all such tranches must in all other respects be pari passu in right of payment. Any such Indebtedness that is not consistent with the foregoing requirement for pari passu treatment in right of payment with the other Indebtedness under the Priority Lien Documents shall not constitute Priority Lien Debt.

“Priority Lien Documents” means any Credit Facility pursuant to which any Priority Lien Debt is incurred,  the documents pursuant to which Priority Lien Obligations are granted and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, Hedging Obligations and Banking Services Obligations.

“Priority Lien Representative” means (a) the Credit Facility Agent or (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement or any other agreement governing such Series of Priority Lien Debt and the Intercreditor Agreement.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (the “Reserve Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)                     the Board of Directors of the Company will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2)                     all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company), and

(3)                     the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables Financing. For purposes of this Indenture, a receivables facility whether now in existence or arising in the future (and any replacement thereof with substantially similar terms in the aggregate) will be deemed to be a Qualified Receivables Financing that is not recourse to the Company (except for Standard Securitization Undertakings).

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(1)                     no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2)                     with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(3)                     to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 21, 2015, among the Issuers and the holders party to the Exchange Agreement, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1)                     any director, partner, manager, controlling stockholder, majority owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

(2)                     any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

“Reporting Failure” means the failure of the Company or a Guarantor to file with the SEC, make available, post or otherwise deliver to the Trustee and each holder of Notes, within the time periods specified in Section 4.03 hereof (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company or a Guarantor may be required to file with the SEC, make available, post or otherwise deliver pursuant to such provision.

“Reserve Definitions” has the meaning set forth for such term in the definition of “Proved Reserves” herein.

“Reserve Report” means a report, in a form substantially consistent with (as determined in good faith by the Company) with the form of “Reserve Report” required under the Credit Agreement, covering proved Oil and Gas reserves attributable to the Oil and Gas Properties and setting forth (i) the total quantity of proved developed and proved undeveloped reserves (separately classified as producing, shut-in, behind pipe, and undeveloped), (ii) the estimated future net revenues and future net income and cumulative estimated future net revenues and future net income utilizing a 9% discount rate (iii) the discounted present value of future net income utilizing a 9% discount rate, and (iv) such other information and data with respect to the Oil and Gas Properties as required under the Credit Agreement or any Refinancing Credit Agreement.

“Responsible Officer” when used with respect to the Trustee or the Collateral Agent, as applicable, means any officer within the corporate trust department of the Trustee or Collateral Agent, as applicable (or any successor group thereof) or any other officer of the Trustee or Collateral Agent, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless specified otherwise, references herein to a Restricted Subsidiary refer to a Restricted Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Second Lien” means a Lien, junior to the Priority Liens and senior to the Third Liens as provided in the Intercreditor Agreement, granted by any Issuer or any Guarantor in favor of holders of Second Lien Debt (or any collateral agent or representative in connection therewith), at any time, upon any Property of any Issuer or any Guarantor to secure Second Lien Obligations.

“Second Lien Collateral” shall mean all “collateral,” as defined in any Second Lien Security Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Collateral Agent” means (a) Wilmington Trust, National Association as the initial collateral agent under the Second Lien Security Documents, together with its successors in such capacity or (b) in the case of any Permitted Refinancing Indebtedness constituting Second Lien Debt, the collateral agent or representative of the holders of such Second Lien Debt who acts as the collateral agent under the Second Lien Security Documents in respect of such Permitted Refinancing Indebtedness and is appointed as a representative of the Second Lien Debt (for purposes related to administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Second Lien Debt.

“Second Lien Trustee” means (a) the Initial Second Lien Trustee, together with its successors in such capacity or (b) in the case of any Permitted Refinancing Indebtedness constituting Second Lien Debt, the trustee, agent or representative of the holders of such Second Lien Debt who maintains the transfer register for such Second Lien Debt and is appointed as a representative of the Second Lien Debt (for purposes related to administration of the Notes) pursuant to this Indenture, credit agreement or other agreement governing such Second Lien Debt and the Intercreditor Agreement.

“Second Lien Debt” means the Indebtedness incurred pursuant to Section 4.09(b)(3)(a).

“Second Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Second Lien Debt is incurred, the documents pursuant to which Second Lien Obligations are granted and the Second Lien Security Documents, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Second Lien Notes” means the $625 million aggregate principal amount of the Issuer’s 10.00% Second Lien Senior Secured Notes issued on the Issue Date.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof.

“Second Lien Representative” means (a) the Initial Second Lien Trustee, together with its successors in such capacity or (b) in the case of any Permitted Refinancing Indebtedness constituting Second Lien Debt, the trustee, agent or representative of the holders of such Second Lien Debt who maintains the transfer register for such Second Lien Debt and is appointed as a representative of the Second Lien Debt (for purposes related to administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Second Lien Debt and the Intercreditor Agreement.

“Second Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral trust or collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Secured Debt” means Priority Lien Debt, Second Lien Debt and Third Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents, the Note Documents and the Second Lien Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Third Lien Pledge and Security Agreement, dated as of the Issue Date, among the Issuers, the Guarantors party thereto and the Collateral Agent, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the Credit Agreement, any Refinancing Credit Agreement and any other Credit Facility that constitutes Priority Lien Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Indebtedness” means (i) the Existing Notes, (ii) the Second Lien Notes, (iii) the Notes and (iv) any other Indebtedness (other than Priority Lien Obligations) of the Company and its Restricted Subsidiaries incurred to refinance any of such Indebtedness listed in clauses (i) through (iii) above.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and Guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Start Date” means July 1, 2015.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the final payment of principal was scheduled to be paid in the documentation governing such

Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                     any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                     any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Third Lien” means a Lien, junior to the Priority Liens and the Second Liens as provided in the Intercreditor Agreement, granted by any Issuer or any Guarantor in favor of holders of Third Lien Debt (or any collateral trustee or representative in connection therewith), at any time, upon any Property of any Issuer or any Guarantor to secure Junior Lien Obligations.

“Third Lien Debt” means the Notes and any related Note Guarantees.

“Third Lien Obligations” means Third Lien Debt and all other Obligations in respect thereof.

“Third Lien Purchaser Representative” means a representative of the Holders of the Notes, selected to act on their behalf in connection with a purchase option by holders of a majority of principal amount of notes held by Holders participating in such purchase option.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa 77bbbb).

“Treasury Management Agreement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer (including electronic funds transfer), automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, interstate depositary network services, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2017; provided, however, that if the period from the Redemption Date to June 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                     any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                     any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries (i) do not at the time of designation have and do not thereafter incur Indebtedness that is not Non-Recourse Debt (other than Guarantees of performance of the Unrestricted Subsidiary in the ordinary course of business, excluding Guarantees of Indebtedness for borrowed money), (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) other than on a non-recourse basis, to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, provided, further, however, that such designation would be permitted under Section 4.07 hereof.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                     the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                     the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02                            Other Definitions.

Term	Defined in Section
“Action”	13.01(a)
“Additional Interest Notice”	4.01
“Affiliate Transaction”	4.11(a)
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)
“CERCLA”	13.12(n)
“Covenant Defeasance”	8.03

“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Fall-Away Period”	4.19
“incur”	4.09(a)
“Issuers”	Preamble
“Legal Defeasance”	8.02
“minimum mortgage requirement”	13.03(3)
“Notes Obligations”	13.01(a)
“Offer Period”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09(b)
“Redemption Date”	3.07(a)
“Related Person”	13.12(b)
“Registrar”	2.03
“Restricted Payments”	4.07(a)

Section 1.03                            Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                            Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 “will” shall be interpreted to express a command;

(vi)                              provisions apply to successive events and transactions; and

(vii)                           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                            Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1.00 in excess of $2,000.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                            Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by two Officers of each of the Issuers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any PIK Notes, Additional Notes and any Exchange Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03                            Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                            Paying Agent to Hold Money and PIK Notes in Trust.

On or prior to each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and cash interest, and increase the principal amount of the Notes or issue PIK Notes to pay PIK Interest pursuant to an Authentication Order delivered to the Trustee specifying the PIK Note amount to be issued on the applicable interest payment date, when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or cash interest (including Additional Interest), on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If an Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05                            Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06                            Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers, at their option and subject to the procedures of the Depositary, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing an Event of Default with respect to the Notes and the holders thereof have requested such exchange.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Issuers or any of the Company’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the transfer of the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuers will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(10)                          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07                            Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10                            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                            Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act).  Certification of the cancellation of any Notes will be delivered to the Issuers, upon written request.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                            Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

Section 2.13                            CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14                            Global Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

For so long as one or more Global Notes are Outstanding:

(A) the Trustee and its directors, Officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

(B) unless otherwise provided herein, the rights of beneficial owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Depositary;

(C) for purposes of determining the identity of and principal amount of Notes beneficially owned by beneficial owners, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

(D) the Depositary will make book-entry transfers among the Depositary Participants of the Depositary and will receive and transmit distributions of principal of, interest on the Global Notes to such Depositary Participants; and

(E) the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Global Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, Officers and directors as the absolute owner of the Global Notes for all purposes whatsoever.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                            Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the Redemption Date;

(3)                                 the principal amount of Notes to be redeemed;

(4)                                 the redemption price; and

(5)                                 applicable CUSIP Numbers.

Section 3.02                            Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)                                 if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                 if the Notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of Notes in global form, based on a method as the depository for the Notes may require).

In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1.00 in excess of $2,000; provided that no Notes of $2,000 or less shall be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                            Notice of Redemption.

(a)                                 At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail (or transmitted otherwise in accordance with the Applicable Procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (or otherwise in accordance with the Applicable Procedures) (with a copy to the Trustee), except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes (including CUSIP Numbers) to be redeemed and will state:

(1)                                 the Redemption Date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)                                 if in connection with any conditional notice of redemption pursuant to Section 3.07(e) hereof, any condition to the related redemption.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Company has delivered to the Trustee, at least 30 days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                            Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, subject to satisfaction of any conditions to such redemption as provided for in Section 3.07(e) hereof.  The notice, if mailed in accordance with Section 3.03 hereof, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05                            Deposit of Redemption Price.

No later than 11:00 a.m., New York City time on the Redemption Date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (including accrued and unpaid PIK Interest which for the avoidance of doubt shall be paid in cash) and Additional Interest, if any, on all Notes to be redeemed on that date (including any PIK Notes or any increased principal amount of Notes sufficient to pay PIK Interest).  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                            Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1.00 in excess of $2,000.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                            Optional Redemption.

(a)                                 At any time prior to June 1, 2017, the Issuers, upon prior notice as provided in Section 3.03 hereof, may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes), at a redemption price of 112.000% of the principal amount, plus accrued and unpaid cash interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest on the Notes, to, but not including, the date of redemption (the “Redemption Date”), subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date, in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                 at least 50% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes but excluding Notes held by the Company and its Subsidiaries, including the Co-Issuer) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)                                 On or after June 1, 2017, the Issuers may redeem all or a part of the Notes upon prior notice as provided in Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid cash interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest on the Notes redeemed to, but not including, the applicable Redemption Date, if redeemed during the 12-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the Redemption Date:

Year	Percentage
2017	109.000%
2018	106.000%
2019 and thereafter	100.000%

(c)                                  At any time prior to June 1, 2017, the Issuers may also redeem all or a part of the Notes, upon prior notice as provided in Section 3.03 hereof, at a redemption price equal to 100% of the principal amount of

Notes redeemed plus the Applicable Premium as of, and accrued and unpaid cash interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest on the Notes, to, but not including, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date.

(d)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(e)                                  Any notice of any redemption pursuant to this Section 3.07 may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.  In the event that any conditional notice of redemption pursuant to this Section 3.07(e) is rescinded by the Issuers, the Company shall promptly deliver an Officer’s Certificate to the Trustee instructing it to notify the Depositary to rescind such notice in accordance with the Applicable Procedures. If the redemption conditions specified in the redemption notice are not satisfied by the redemption date set forth therein, the Issuers may, as specified in the redemption notice, extend the redemption period or withdraw the redemption notice or the redemption notice may be deemed null and void.

Section 3.08                            Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01                            Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and cash interest and Additional Interest, if any, and increase the principal amount of the Notes or issue PIK Notes to pay the PIK Interest, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and cash interest and Additional Interest, if any, and any PIK Notes or any increased principal amount of Notes sufficient to pay all PIK Interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary of the Company (other than the Co-Issuer), holds as of 11:00 a.m., New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and cash interest and Additional Interest, if any then due, and upon delivery of an Authentication Order to the Trustee on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered or any increased principal amount of the applicable Global Notes sufficient to pay all PIK Interest then due.  The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuers will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under any Insolvency or Liquidation Proceeding) on overdue installments of interest (without regard to any grace period) at the same rate borne by the Notes to the extent lawful.

In the event that the Issuers are required to pay Additional Interest on the Notes pursuant to the Registration Rights Agreement, the Issuers will provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than 30 days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

In the event that the maturity of the Credit Agreement is extended, the Issuers will promptly provide written notice to the Trustee of the new maturity date of the Credit Agreement (or any Credit Facility that refinances or otherwise replaces the Credit Agreement).  The initial maturity date of the Credit Agreement is May 31, 2018.

Section 4.02                            Maintenance of Office or Agency.

The Issuers will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of its obligation to maintain an office or agency.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                            Reports.

(a)                                 So long as any Notes are outstanding, the Company shall file with the SEC, to the extent such submissions are accepted for filing by the SEC, and shall provide to the Trustee (within 15 days after it files (or would have been required to file) with the SEC) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, as if the Company were a non-accelerated filer and were required to file such forms; provided that the foregoing delivery requirements shall be deemed satisfied if the required reports are filed for public availability with the SEC or made publicly available on the Company’s website.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(b)                                 For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by Section 4.03(a), the Company and the Guarantors will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Section 4.04                            Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2013) an Officer’s Certificate stating that in the course of the performance by the signer of his or her duty as an Officer of the Company he/she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period.  If he/she does, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.  The Issuers also shall comply with Section 314(a)(4) of the TIA.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05                            Taxes.

The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment would not have a material adverse effect on the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.06                            Stay, Extension, Usury Law.

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                            Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                     declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary);

(2)                     purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)                     make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled sinking fund payment, any Existing Notes (including any Permitted Refinancing Indebtedness thereof) or Indebtedness that is contractually subordinated to the Notes or any Note Guarantee, except (a) a payment of interest or principal on or after the date when due or within three Business Days prior thereto, (b) in anticipation of satisfying a sinking fund obligation, principal installment payment or payment due at the Stated Maturity thereof, in each case due within three months of the date of such payment, purchase or other acquisition or (c) payments on Indebtedness owed to the Company or a Guarantor; or

(4)                     make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                               no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)                               the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

(C)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15), (16), (17), (18) and (20) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

(i)                                     50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Start Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)                                  100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash used in the Oil and Gas Business, received by the Company since the Start Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock, Designated Preferred Stock or Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(iii)                               to the extent that any Restricted Investment that was made after the Start Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

(iv)                              to the extent that any Unrestricted Subsidiary of the Company designated as such after the Start Date is redesignated as a Restricted Subsidiary after the Start Date or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Company or a Restricted Subsidiary, 100% of the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus

(v)                                 100% of any dividends or distributions received by the Company or a Restricted Subsidiary after the Start Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of the net cash proceeds received by the Company of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a) hereof;

(3)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of (i) Existing Notes or (ii) Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee in each case, solely with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)                                 the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5)                                 the repurchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such repurchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

(a)                                 the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (C) of Section 4.07(a) hereof); plus

(b)                                 the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any single calendar year;

(6)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

(7)                                 the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.09 hereof;

(8)                                 Permitted Payments to Parent;

(9)                                 purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(10)                          the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio, and (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Company (including any such proceeds contributed to the Company by any direct or indirect parent company of the Company) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(11)                          [Reserved];

(12)                          Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company and its Restricted Subsidiaries;

(13)                          other Restricted Payments in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 3.5% of ACNTA since the Issue Date;

(14)                          the satisfaction of change of control obligations and asset sale obligations once the Company has fulfilled its obligations under this Indenture with respect to a Change of Control or an Asset Sale;

(15)                          the repayment of intercompany debt that was permitted to be incurred pursuant to Section 4.09(b)(2) and 4.09(b)(6) hereof;

(16)                          cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent permitted by clauses (3), (4), (7) or (8) of Section 4.11(b) hereof;

(17)                          (a) repurchases or exchanges of Existing Notes on the Issue Date solely in consideration for the issuance of the Initial Notes  pursuant to the Exchange Agreement and (b) other repurchases and exchanges of up to $25 million in aggregate principal amount of Existing Notes solely in consideration for the issuance of Additional Notes in an amount not to exceed $20 million aggregate principal amount of Additional Notes at a rate of exchange that is not more favorable to holders of such Existing Notes than the exchange rate for the applicable series of Existing Notes exchanged on the Issue Date pursuant to clause (a) (provided that in the case of clauses (a) and (b), costs, fees and expenses and accrued interest expense may be paid in cash consideration);

(18)                          so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the payment of dividends or distributions on the Company’s common equity (or the payment of dividends or distributions to a direct or indirect parent company of the Company to fund the payment by such parent company of dividends or distributions on its common equity) of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to the Company by a direct or indirect parent company of the Company from any public Equity Offering after the Issue Date; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a) hereof;

(19)                          [Reserved]; and

(20)                          any Restricted Payment made to fund the declaration and payment of dividends (i) in additional shares of the Mandatorily Convertible Preferred Stock or (ii) by increasing the liquidation preference, in accordance with the terms of the Certificate of Designations, to holders of the Mandatorily Convertible Preferred Stock.

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (20) above or is entitled to be made pursuant to the first paragraph above, the Company shall, in its sole discretion, be entitled to divide or classify such Restricted Payment (or portion thereof) on the date made or later divide or reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

Section 4.08                            Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries (other than the Co-Issuer) that is not a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Co-Issuer) that is not a Guarantor to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)                                 sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Indebtedness outstanding on the Issue Date, the Credit Agreement and Credit Facilities and the related documentation and related Hedging Obligations as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)                                 this Indenture, the Notes and the Note Guarantees (and any Additional Notes and related guarantees under this Indenture);

(3)                                 applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)                                 non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

(6)                                 purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(7)                                 any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

(8)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)                                 Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10)                          provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(11)                          any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)                          restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(13)                          other Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries that is incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;

(14)                          encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;

(15)                          contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(16)                          any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(17)                          any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(18)                          any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(19)                          provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a sale and lease back transaction;

(20)                          in the case of Section 4.08(a)(3) hereof, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, sublease, license or similar contract (including any agreements or contracts related to Oil and Gas Properties), or the assignment or transfer of any such, license (including without limitations, licenses of intellectual property) or other contracts; and

(21)                          any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (20); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing.

Section 4.09                            Incurrence of Indebtedness and Issuance of Preferred Equity.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company, the Co-Issuer or any Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under any Credit Facility, provided that the aggregate principal amount of all such Indebtedness outstanding at any time (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) does not exceed the greatest of (i) $275.0 million, (ii) the Borrowing Base in effect at the time of such incurrence and (iii) 25.0% of Modified ACNTA determined as of the date of such incurrence and after giving effect to the application of the proceeds therefrom;

(2)                                 the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Notes and other Indebtedness, in each case to the extent outstanding on the Issue Date (after giving effect to the transactions contemplated by the Exchange Agreement) (other than Indebtedness described under clauses (1), (3) or (6) of this Section 4.10(b));

(3)                                 (a) the incurrence by the Company and any Guarantors of Indebtedness represented by the Second Lien Notes to be issued on the Issue Date and any related guarantees including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3)(a) and (b) the incurrence by the Company and any Guarantors of the Initial Notes issued on the Issue Date in an aggregate principal amount of $504.12 million pursuant to the Exchange Agreement and up to $20.0 million of Additional Notes incurred as contemplated by Section 4.07(b)(17)(b) hereof, in each case, plus accretion of all PIK Interest and any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3)(b);

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(4), in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $40.0 million and (y) 1.5% of ACNTA determined as of the date of such incurrence;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (5) or (12) of this Section 4.09(b);

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)                               if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

(B)                               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

(A)                               any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary, and

(B)                               any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes and Banking Services Obligations in the ordinary course of business;

(9)                                 the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 (including Section 4.09(a) hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(12)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary incurred or issued to finance an acquisition or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:

(A)                               the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(B)                               the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;

(13)                          Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(14)                          the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(15)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed the greater of (x) $50.0 million and (y) 3.5% of ACNTA determined as of the date of such incurrence.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (2) through (15) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses (or paragraphs), although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.09; provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement  shall be deemed incurred under clause (1) of the preceding paragraph and any amounts outstanding under any Credit Facility must be incurred under clause (1) and in all such cases may not be reclassified.

Notwithstanding anything in this Indenture to the contrary and without duplication of any other provisions of this Indenture, the Issuers shall not and the Restricted Subsidiaries shall not, directly or indirectly, incur, or suffer to exist (a) any Indebtedness (other than the Indebtedness permitted under Section 4.09(b)(3)) that is secured by any Liens that have any form of contractual subordinated Lien priority with respect to the Liens securing any other Indebtedness of the Issuer or any of the Restricted Subsidiaries (other than the Second Lien Debt and Junior Lien Debt), or (b) any Indebtedness pursuant to clause (1) or (3) of Section 4.09(b) secured by a common Lien with other Indebtedness, subject to a payment waterfall or similar arrangement whereby one item of Indebtedness has priority over the other in its right to receive proceeds of Collateral covered by such common Lien, in each case, other than (i) Indebtedness incurred under the Credit Facilities secured by Liens with respect to assets which also secure Indebtedness under clause (4) of Section 4.09(b) and Liens securing the Credit Facilities that have a subordinate priority with respect to such Indebtedness under clause (4) of Section 4.09(b) to the Liens securing such Indebtedness under clause (4) of Section 4.09(b), (ii) Indebtedness of a Person existing at the time such Person becomes a Guarantor that is secured by Liens that are permitted pursuant to clauses (3) and (4) of the definition of “Permitted Liens” and (iii) Indebtedness incurred under clause (13) of Section 4.09(b) may be secured by a common lien with other Indebtedness incurred under clause (13) of Section 4.09(b) and be subject to a waterfall arrangement among such Indebtedness as described in the immediately preceding clause (b).

The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity (including the Mandatorily Convertible Preferred Stock) in the form of additional shares of the same class of Disqualified Stock or preferred equity (including the Mandatorily Convertible Preferred Stock) and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC-815) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity (including the Mandatorily Convertible Preferred Stock) for purposes of this Section 4.09; provided, in each such case (other than preferred stock that is not Disqualified Stock, including the Mandatorily Convertible Preferred

Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                               the Fair Market Value of such assets at the date of determination; and

(B)                               the amount of the Indebtedness of the other Person.

Section 4.10                            Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities, or any combination thereof.  For purposes of this provision, each of the following shall be deemed to be cash:

(A)                               any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;

(B)                               any securities, notes, other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 120 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(C)                               any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (C) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 3.5% of ACNTA at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $35.0 million; and

(D)                               any Capital Stock of the kind referred to in clause (2) of the next paragraph of this Section 4.10.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may:

(b)                                 apply such Net Proceeds, at its option:

(1)         to repay, redeem or repurchase Priority Lien Debt and other outstanding Priority Lien Obligations or any Second Lien Debt (provided that with respect to Second Lien Debt, such repayment, redemption, or repurchase must be made either by a pro rata redemption or repayment of outstanding Second Lien Debt or by an offer to purchase on a pro rata basis made to all holders of Second Lien Debt);

(2)         to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary;

(3)         to make a capital expenditure useful in the Oil and Gas Business;

(4)         to acquire other long-term assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)         to invest in Additional Assets; or

(c)                                  enter into a binding commitment to apply the Net Proceeds pursuant to clauses (a) (2), (3), (4) or (5) above; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute “Excess Proceeds.” Not later than the 366th day (or such later date as permitted by clause (b) of this Section 4.10) from the later of the date of such Asset Sale or the receipt of such Net Proceeds, if the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof, the Issuers, after making any required offer to holders of Second Lien Debt will make an offer to all Holders of Notes issued under the Indenture (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest, to, but excluding, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (or, if applicable, the procedures of DTC), on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the Notes will be minimum denominations of $2,000 principal amount or multiples of $1.00 in excess thereof). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of this Section 4.10.  Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuers.  The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price.  In the event that the Excess Proceeds delivered by the Issuers to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.10.

Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date.  Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address.  If any Note is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that is to be purchased.  A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the purchase date, unless the Issuers default in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Section 4.11                            Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $2.0 million, unless:

(1)                                 the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)                                 any employment agreement, employee benefit plan, pension plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(2)                                 transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries;

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company, and the granting and performance of registration rights;

(6)                                 Restricted Payments and Permitted Investments that do not violate Section 4.07 hereof;

(7)                                 the entering into any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to the Equity Investors in an amount not to exceed in any four quarter period $2.5 million;

(8)                                 loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;

(9)                                 any transaction effected as part of a Qualified Receivables Financing;

(10)                          any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);

(11)                          the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders agreement or related documents to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise more disadvantageous to the Holders taken as a whole than the original agreement as in effect on the Issue Date;

(12)                          transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of

Directors of the Company or senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13)                          (x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(14)                          if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary;

(15)                          transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially more disadvantageous to the Holders, taken as a whole);

(16)                          payments to the Equity Investors made for any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors; and

(17)                          any sale of oil, natural gas or other Hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Commodity Agreements, gas gathering, transportation or processing contracts, drilling contracts, operating agreements or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the directors of the Board of Directors who are disinterested with respect to such transaction.

Section 4.12                            Liens.

The Company will not, and will not permit any Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) on any of their property or assets, now owned or hereafter acquired.

Section 4.13                            Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14                            Intentionally Omitted.

Section 4.15                            Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased (including any PIK Notes or any increased principal amount of Notes as payment for PIK Interest) plus accrued and unpaid cash interest and Additional Interest through but excluding the date of repurchase, together with an amount of cash equal to all accrued and unpaid PIK Interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Change of Control Payment Date (as defined below); provided that a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the

Change of Control at the time of making the Change of Control Offer.  Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes in accordance with Article 3 of this Indenture, the Issuers will provide a notice (with a copy to the Trustee) to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1.00 in excess of $2,000.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.15 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1.00 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate of the Company stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes (including cash in an amount equal to accrued and unpaid PIK Interest), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1.00 in excess of $2,000.  The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described above, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)                                 Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(e)                                  The Issuers’ obligation to make a Change of Control Offer pursuant to this Section 4.15 may be waived or modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Section 4.16                            Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any Holder for any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that are QIBs and that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17                            Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary after the Issue Date that is not already a Guarantor and that Restricted Subsidiary (other than the Co-Issuer or any Immaterial Subsidiary that is not a Guarantor under any Credit Facility or any other Indebtedness) (a) guarantees any Indebtedness of the Issuers or any Guarantor under any Credit Facility or (b) if there is no Credit Facility outstanding and in effect at such time, is a Restricted Subsidiary and guarantees any Indebtedness of the Company, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering an Opinion of Counsel pursuant to Section 9.06 within 30 days after the date that Subsidiary was acquired or created or on which it became obligated with respect to such Indebtedness. The form of such supplemental indenture is attached as Exhibit D hereto.

Section 4.18                            Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary, other than the Co-Issuer, to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Company could incur such Indebtedness pursuant to Section 4.09(a) hereof, or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19                            Changes in Covenants upon Notes being Rated Investment Grade.

During any period of time and beginning on the day that (a) the Notes have an Investment Grade Rating and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, and 4.18 hereof, and clause (4) of Section 5.01 shall terminate.  If the Company and its Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the previous sentence (a “Fall-Away Period”) and, subsequently, the ratings assigned to the Notes are withdrawn or downgraded so the Notes no longer have an Investment Grade Rating or an Event of Default (other than with respect to a suspended covenant) occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to these covenants.  The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.  Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions which occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in this Indenture or cause an Event of Default hereunder.

During the Fall-Away Period, the Issuers may not designate any Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.18 hereof and the definition of Unrestricted Subsidiary.

Section 4.20                            Exchanges of Specified Debt.

Notwithstanding anything in this agreement to the contrary, the Company will not, and will cause its Restricted Subsidiaries not to, (i) exchange Priority Lien Obligations for Specified Indebtedness or Equity Interests of the Company or any of its Restricted Subsidiaries, (ii) exchange Second Lien Debt or Third Lien Debt for Existing Notes (other than as contemplated by clause 17(b) of Section 4.07(b) hereof), (iii) redeem, repurchase, defease or otherwise acquire or retire Specified Indebtedness or Equity Interests of the Company or any of its Restricted Subsidiaries with the proceeds of the issuance of Priority Lien Obligations or (iv) redeem, repurchase, defease or otherwise acquire or retire Existing Notes with the proceeds from Second Lien Debt or Third Lien Debt.

ARTICLE 5
SUCCESSORS

Section 5.01                            Merger, Consolidation, or Sale of Assets.

The Company will not, directly or indirectly:  (i) consolidate or merge with or into another Person; or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

(1)                                 either:

(A)                               the Company is the surviving entity; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor”) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                 the Successor assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture executed and delivered to the Trustee, and assumes all obligations of the Company under the Registration Rights Agreement, the Security Documents and other Note Documents;

(3)                                 immediately after such transaction, no Default or Event of Default exists;

(4)                                 (a) the Company or the Successor would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or (b) the Fixed Charge Coverage Ratio for the successor and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5)                                 the Successor shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor to be subject to the Third Liens in the manner and to the extent required under the Note Documents; and

(6)                                 the Company or the Successor, as applicable, shall have delivered to the Trustee, in form reasonably satisfactory to the Trustee, an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture and other agreements in respect thereto comply with the requirements under this Indenture.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to:

(1)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2)                                 any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02                            Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Co-Issuer” or “Issuers”, as the case may be, shall refer instead to the successor Person and not to the Company or Co-Issuer or Issuers, as the case may be), and may exercise every right and power of the Company or Co-Issuer or Issuers, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Co-Issuer or Issuers, as the case may be herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of such Issuers’ properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                            Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                 failure by the Company or any of its Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Note Security Documents;

(4)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary), if that default:

(A)                               is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its Stated Maturity; and,

in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(5)                                 failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(6)                                 the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors.

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                               appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C)                               orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8)                                 except as permitted by this Indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for ten days; and

(9)                                 the occurrence of the following:

(A)                               except as permitted by the Note Documents, any Note Security Document establishing the Third Liens ceases for any reason to be enforceable other than by reason of the termination of this Indenture; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Note

Security Documents to be fully enforceable is that any Third Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $15.0 million, ceases to be an enforceable and perfected Third Lien; provided further that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(B)                               except as permitted by the Note Documents, any Third Lien purported to be granted under any Note Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $15.0 million, ceases to be an enforceable and perfected Third Lien, subject to the Intercreditor Agreement and Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(C)                               the Company or any Guarantor denies or disaffirms, in writing, any obligation of the Company or any other Guarantor set forth in or arising under any Note Document establishing Third Liens with respect to Collateral, individually or in aggregate, having a Fair Market Value in excess of $15.0 million; provided that if such written denial or disaffirmation is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any officer of the Company or any Restricted Subsidiary becomes aware of such writing, which writing has not been withdrawn or such denial or disaffirmation has not been confirmed or affirmed.

Section 6.02                            Acceleration.

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof, with respect to the Company, the Co-Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice and Holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes or the commencement of Insolvency or Liquidation Proceeding and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Issuers redeemed the Notes at their option at such time pursuant to Section 3.07 hereof.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes, including all principal, interest and premium and Additional Interest, if any, to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting Payment Default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Section 6.03                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                            Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes (other than a payment default resulting from an acceleration that has been rescinded).  Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                            Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Note Security Documents that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06                            Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not a Holder is prejudicing the rights of another Holder or obtaining a preference or priority over another Holder).

Section 6.07                            Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                            Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                            Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                            Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, the Collateral Agent, their respective agents and attorneys for amounts due under the Indenture, the Notes Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                            Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 and 6.05 hereof; and

(4)                                 no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                   Every provision of this Indenture relating to the conduct of or effecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02                            Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)                                    The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)                                     The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(m)                             The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(n)                                 The Trustee shall not be responsible or liable for the environmental condition or any contamination of any property encumbered by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant.  The Trustee shall not be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(o)                                 The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuers or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(p)                                 The Trustee shall not be obligated to acquire possession of or take any action with respect to any property encumbered by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Trustee has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property.  Notwithstanding the foregoing, before taking any such action, the Trustee may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

Section 7.03                            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                            Trustee’s Disclaimer.

The Trustee and Collateral Agent will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Intercreditor Agreement, the Note Security Documents or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be  responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture or any of the Note Security Documents other than its certificate of authentication.

Section 7.05                            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06                            Reports by Trustee to Holders.

(a)                                 Within 60 days after each December 1 beginning with the December 1 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07                            Compensation and Indemnity.

(a)                                 The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuers and each Guarantor, jointly and severally, will indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by or against the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct.  The Trustee will notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel provided, however that the Issuers and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)                                 To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                            Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Issuers any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                            Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                            Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                            Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02                            Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company, the Co-Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company, the Co-Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees, this Indenture and the Note Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including PIK Interest) or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Issuers’ obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 and Section 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee or Collateral Agent hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                            Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company, the Co-Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 and clauses (3) and (4) of Section 5.01 hereof and the Note Security Documents with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company, the Co-Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04                            Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and Cash Interest on, the outstanding Notes (including an amount of cash equal to all accrued and unpaid PIK Interests to the applicable date) on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2)                                 in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that:

(A)                               the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)                                 the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                            Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                            Repayment to Issuers.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by an Issuer) will be discharged from such trust; and such Holder will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07                            Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                            Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture or the Notes or the Note Guarantees, the Intercreditor Agreement and the other Note Security Documents without the consent of any Holder:

(1)                     to cure any ambiguity, defect or inconsistency;

(2)                     to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                     to provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders by a successor to such issuer or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4)                     to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(5)                     to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                     (a) to conform the text of this Indenture, the Note Guarantees, the Note Documents, the Intercreditor Agreement or the Notes to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended (as evidenced by an Officer’s Certificate of the Company) to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Note Documents, the Intercreditor Agreement or the Notes and (b) to conform the text of this Indenture, the Note Guarantees, the Notes Documents, the Intercreditor Agreement or any other such documents (in recordable form) as may be necessary or advisable to preserve and confirm the relative priorities of the Priority Lien Documents, the Note Documents and the Second Lien Documents as such priorities are contemplated by and set forth in the Intercreditor Agreement;

(7)                     to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from a Note Guarantee in accordance with the terms of this Indenture;

(8)                     to make, complete or confirm any grant of Liens on Collateral permitted or required by this Indenture or any of the Note Documents or the Intercreditor Agreement;

(9)                     to comply with requirements of any securities depository with respect to the Notes;

(10)              to release or subordinate Liens on Collateral in accordance with the Note Security Documents or the Intercreditor Agreement;

(11)              with respect to the Note Security Documents, as provided in the Intercreditor Agreement;

(12)              to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(13)              to provide for the issuance of PIK Notes or the increase of the principal amount of the Notes to pay PIK Interest in accordance with the terms of this Indenture; or

(14)              in the event that any PIK Notes are issued as Definitive Notes, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

Section 9.02                            With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.15 hereof) and the Notes or the Note Guarantees, the Intercreditor Agreement and the other Note Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees, the Intercreditor or the Note Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (for the avoidance of doubt, repurchases of the Notes by the Issuers pursuant to Sections 4.10 and 4.15 hereof are not redemptions of the Notes);

(3)                                 reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7)                                 waive a redemption payment with respect to any Note (for the avoidance of doubt, any payment required by Sections 4.10 or 4.15 hereof is not a redemption payment);

(8)                                 release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)                                 make any change in the preceding amendment and waiver provisions.

In addition, the consent of Holders representing at least 66 2/3 of outstanding Notes will be required to release the Liens for the benefit of the Holders of the Notes on all or substantially all of the Collateral, other than in accordance with the Note Security Documents.

Section 9.03                            Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04                            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

Section 9.05                            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                            Trustee and Collateral Agent to Sign Amendments, etc.

The Trustee and Collateral Agent will sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent.  In executing any such amendment or supplement, the Trustee and Collateral Agent will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE 10
NOTE GUARANTEES

Section 10.01                     Guarantee.

There are no Guarantees as of the Issue Date. Guarantors who become party to this Indenture as contemplated by Section 4.17 will be deemed to agree as follows:

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)                                 the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee or Collateral Agent is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02                     Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03                     Execution.

Each Guarantor who becomes party to this Indenture as contemplated by Section 4.17 hereby agrees that a supplemental indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title to evidence its Note Guarantee set forth in Section 10.01.  Each such Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

Section 10.04                     Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in this Section 10.04, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than an Issuer or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                                 either: (a) such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

(3)                                 the Person formed by or surviving any such consolidation or merger, if applicable, shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Person formed by or surviving any such consolidation or merger to be subject to the Third Liens in the manner and to the extent required under the Note Documents; and

(4)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures and/or amendments or joinders with respect to the Note Security Documents (if any) comply with the indenture and constitute the legal, valid and binding obligations of such Guarantor.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture and other Note Documents to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.

Section 10.05                     Releases.

The Note Guarantee of a Guarantor will be released automatically without any further action by the Issuers, the Guarantor or the Trustee:

(1)                                 in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale, disposition or transfer does not violate Section 4.10 hereof;

(2)                                 in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary such that the Guarantor is no longer a Restricted Subsidiary, if the sale, disposition or transfer does not violate Section 4.10 hereof;

(3)                                 if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4)                                 upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof; or

(5)                                 unless a Default or Event of Default has occurred and is continuing, at such time as such Guarantor ceases to guarantee any Indebtedness of the Issuers or any other Restricted Subsidiary and is not otherwise obligated, under any Credit Facility or if no Credit Facility is then outstanding, any other Indebtedness of the Company.

At the request and at the expense of the Issuers, the Trustee shall execute and deliver any instrument reasonably requested and prepared by the Issuers evidencing such release, provided that solely in connection with such request of the Trustee to deliver such instruments, the Issuers shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to such release have been satisfied. Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01                     Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated and, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, interest and Additional Interest) on the Notes not delivered to the Trustee for cancellation;

(1)                                 the Issuers or any Guarantor have paid or caused to be paid all other sums payable by them under this Indenture; and

(2)                                 the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 and Section 13.12 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02                     Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and cash interest (together with an amount of cash equal to accrued and unpaid PIK Interest) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

ARTICLE 12
MISCELLANEOUS

Section 12.01                     Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 12.02                     Notices.

Any notice or communication by either Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to either Issuer and/or any Guarantor:

Midstates Petroleum Company, Inc.

4400 Post Oak Parkway, Suite 1900

Houston, Texas 77027

Facsimile No.: (302) 655-5049

Attention:  Chief Financial Officer

With a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Facsimile No.: (713) 835-3601

Attention: Matthew R. Pacey

If to the Trustee:

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, TX 75248

Attention: Midstates Petroleum Company, Inc.  Administrator

Fax: 888-316-6238

Either Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Section 12.03                     Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04                     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee or Collateral Agent to take any action under this Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee or Collateral Agent in connection with the issuance of the Initial Notes), the Issuers shall furnish to the Trustee or Collateral Agent:

(1)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or Collateral Agent (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Collateral Agent (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06                     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                     No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, the Co-Issuer, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company, the Co-Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08                     Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09                     Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10                     Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.11                     Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12                     Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13                     Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14                     Force Majeure.

In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15                     Payments Due on Non-Business Days.

In any case where any interest payment date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium or Additional Interest, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such interest payment date, redemption date, repurchase date or Stated Maturity, as the case may be.

ARTICLE 13
COLLATERAL AND SECURITY

Section 13.01                     Security Interest.

(a)                                 The due and punctual payment of the Obligations on the Notes and the Obligations of the Guarantors under the Note Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes, the Note Guarantees and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes, the Collateral Agent or the Trustee under the Note Security Documents, according to the terms hereunder or thereunder (collectively, the “Notes Obligations”), are secured, as provided in the Note Security Documents.  The Issuers and each of the Guarantors consent and agree to be bound by the terms of the Note Security Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Issuers and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of all of the Holders of Notes and the other holders of Third Lien Obligations.

(b)                                 Each Holder of Notes, by its acceptance thereof and of the Note Guarantees, consents and agrees to the terms of the Intercreditor Agreement and the Note Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Note Security Documents) as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and authorizes and appoints Wilmington Trust, National Association (and its successors and assigns) as the Trustee and as the Collateral Agent. Each Holder of Notes directs the Collateral Agent to enter into the Note Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, without limitation, the limitations on duties of the Collateral Agent provided in Section 7(m) of the Security Agreement.  The Trustee, the Collateral Agent and each Holder of Notes, by accepting the Notes and the Guarantees of the Guarantors, acknowledges that, as more fully set forth in the Note Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Third Lien Obligations, subject to the Intercreditor Agreement, the Collateral Agent and the Trustee, and the Lien of this Indenture and the Note Security Documents is subject to and qualified and limited in all respects by the Intercreditor Agreement, the Note Security Documents and actions that may be taken thereunder.

Section 13.02                     Post-Issue Date Collateral Requirements.

(a)                                 Within 60 days of the Issue Date, the Issuers shall, or shall cause the applicable Guarantor to, (i) execute and deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, such Mortgages or other Note Security Documents, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages or other Note Security Documents in the proper recorders’ offices or appropriate public records (and payment of any recording taxes or fees in connection therewith) as may be necessary to create a valid, perfected third-priority Lien (subject in priority to the Priority Liens and Second Liens and subject to the Intercreditor Agreement and to Permitted Liens) against proven Oil and Gas Properties constituting not less than 95% of the total discounted present value of Proved Reserves attributable to the Oil and Gas Properties of the Issuers and its Restricted Subsidiaries, as evaluated in the most recent Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report and (ii) on the date that each such Mortgage is so filed or recorded, cause its counsel for the jurisdiction in which the relevant Oil and Gas Properties are located to execute and deliver to the Collateral Agent a favorable legal opinion with respect thereto in form and substance reasonably satisfactory to the Collateral Agent.

(b)                                 Any Note Security Documents entered into after the Issue Date shall be substantially in the form of the corresponding security document securing the Priority Lien Obligations and Second Lien Obligations, or to the extent there is no such corresponding security document, the corresponding security documents securing the Priority Lien Obligations and Second Lien Obligations in place on the Issue Date, in each case, with such changes are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, all as certified to the Collateral Agent pursuant to an Officers’ Certificate of the Issuers (and upon which the Collateral Agent may conclusively rely).

(c)                                  Within 60 days of the Issue Date (or as such period may be extended by the Credit Facility Agent but in no event later than 90 days of the Issue Date), the Issuers and the Guarantors shall execute and deliver to the Collateral Agent the control agreements, in each case as required by the Security Agreement, and shall otherwise comply with the requirements of the Security Agreement with respect to control agreements.

(d)                                 Within 60 days of the Issue Date, the Issuers and the Guarantors shall execute and deliver to the Collateral Agent a customary collateral perfection certificate with respect to the Collateral.

(e)                                  Each Subsidiary that becomes a Guarantor shall become a party to the Security Agreement as a “Debtor” thereunder by thereupon executing a supplemental agreement substantially in the form attached to the Security Agreement.

(f)                                   Within 60 days of the Issue Date, the Issuers will use their commercially reasonable efforts to cause the holders of Third Lien Obligations, as a class, to be named as additional insureds on all liability insurance policies of the Issuers and the Guarantors that insure the Collateral, and the Collateral Agent to be named as loss payee on all property and casualty insurance policies of the Issuers and the Guarantors that insure the Collateral.

Section 13.03                     Further Assurances; Liens on Additional Property.

(a)                                 The Issuers and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Third Lien Obligations, duly created and enforceable and perfected third priority Liens (subject in priority to the Priority Liens and Second Liens and subject to the Intercreditor Agreement and to Permitted Liens) upon the Collateral (including any acquired Property  or other Property required by any Third Lien Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Lien priority required under, the Third Lien Documents, and in connection with any merger, consolidation or sale of assets of any Issuer or any Guarantor, the property and assets of the Person which is consolidated or merged with or into any Issuer or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Note Security Documents, shall be treated as after-acquired property and such Issuer or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Third Liens, in the manner and to the extent required under the Note Documents.

(b)                                 Each Issuer and each of the Guarantors shall promptly execute, acknowledge and deliver such Note Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent or any Third Lien Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Note Documents for the benefit of the holders of Third Lien Obligations; provided, that no such Note Security Document, instrument or other document shall be materially more burdensome upon the Issuers and the Guarantors than the Third Lien Documents executed and delivered (or required to be executed and delivered promptly after the date of this Indenture, including pursuant to Section 13.02) by the Issuers and the Guarantors in connection with the issuance of the Notes on or about the Issue Date.

(c)                                  In addition to the Collateral, from and after the Issue Date, if any Issuer or any Guarantor acquires any Property that constitutes collateral for the Priority Lien Debt or Second Lien Debt, if and to the extent that any Priority Lien Document or Second Lien Document, as applicable, requires any supplemental security document for such collateral or other actions to achieve a perfected Lien on such collateral, the Issuers shall, or shall cause the applicable Guarantor to, promptly (but not in any event no later than the date that is 20 Business Days after which such supplemental security documents are executed and delivered (or other action taken) under such Priority Lien Documents or Second Lien Documents, as applicable), to the extent permitted by applicable law, execute and deliver to the Collateral Agent appropriate Note Security Documents (or amendments thereto) in such form as shall be necessary to grant the Collateral Agent a valid and enforceable perfected third-priority Lien (subject in priority to the Priority Liens and Second Liens and subject to the Intercreditor Agreement and to Permitted Liens) on such Collateral or take such other actions in favor of the Collateral Agent as shall be reasonably necessary to grant a valid and enforceable perfected third-priority Lien  (subject in priority to the Priority Liens and Second Liens and subject to the Intercreditor Agreement and to Permitted Liens) on such Collateral to the Collateral Agent, for the benefit of the Holders of the Notes and holders of any other Third Lien Obligations, subject to the terms of this Indenture, the Intercreditor Agreement and the other Note Documents. Additionally, subject to this Indenture, the Intercreditor Agreement and the other Note Documents, if any Issuer or any Guarantor creates any additional Lien upon any Property that would constitute Collateral, or takes any additional actions to perfect any existing Lien on Collateral, in each case for the benefit of the holders of the Priority Lien Debt or the holders of Second Lien Debt, after the Issue Date, such Issuer or such Guarantor, as applicable, must, to the extent permitted by applicable law, within 20 Business Days after such Lien is granted or other action taken, grant a valid and enforceable perfected third-priority Lien (subject in priority to the Priority Liens and Second Liens and subject to the Intercreditor Agreement and to Permitted Liens) upon such property or asset, or take such additional perfection actions, as applicable, for the benefit of the Holders and obtain all related deliverables as those delivered to the Priority Lien Representative or Second Lien Representative, as applicable, in each case as security for the Notes Obligations.  Notwithstanding the foregoing, to the extent that any Lien on any Collateral is perfected by the possession of such Collateral, and if such Collateral is in fact in the possession of the Priority Lien Representative or Second Lien Representative, as applicable, or of bailees of the Priority Lien Representative or Second Lien Representative, as applicbale, the perfection actions and related deliverables described in this Section 13.03(c) shall not be required.

(d)                                 Notwithstanding anything herein or in the Note Documents to the contrary, neither the Issuers nor the Guarantors will be required to grant a security interest in, and the Collateral shall not include, any collateral securing Priority Lien Obligations that is or may be provided to certain issuers of letters of credit pursuant to the Priority Lien Documents rather than generally to the holders of Priority Lien Obligations or to the Priority Lien Collateral Agent for the benefit of the holders of Priority Lien Obligations as a whole.

(e)                                  The Issuers will deliver to the Collateral Agent semi-annually on or before April 1 and October 1 in each calendar year, beginning October 1, 2015, an Officers’ Certificate certifying that, as of the date of such certificate, the Collateral includes proven Oil and Gas Properties that include not less than 95% of the total discounted present value of Proved Reserves attributable to the Oil and Gas Properties of the Company and its Restricted Subsidiaries, as evaluated in the most recent Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report  (the “minimum mortgage requirement”).  In the event that the Collateral does not represent at least 95% of such value, then the Company shall, or shall cause the applicable Guarantor to, within forty-five (45) days of delivery of the certificate required under this Section 13.03(e), execute and deliver to the Collateral Agent: (i) such executed Mortgages or amendments or supplements to prior Mortgages naming the Collateral Agent, as mortgagee or beneficiary, as may be necessary to cause the minimum mortgage requirement to be satisfied, (ii) satisfactory evidence of the completion of all recordings and filings of such Mortgages, amendments or supplements in the proper recorders’ offices or appropriate public records (and payment of any recording taxes or fees in connection therewith) and (iii) local counsel opinion or opinions (each, subject to customary assumptions and qualifications) to the effect that the Collateral Agent has a valid and perfected third-priority Lien (subject in priority to the Priority Liens and the Second Liens and subject to the Intercreditor Agreement and to Permitted Liens) with respect to the real property that is subject to the applicable Mortgage.

(f)                                   The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Note Security Documents.

Section 13.04                     Intercreditor Agreement.

This Article 13 and the provisions of each other Note Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof.  Each Holder of Notes, by its acceptance of the Notes (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent on behalf of each Holder of Notes to enter into the Intercreditor

Agreement as Third Lien Collateral Agent (as defined in the Intercreditor Agreement) on behalf of such Holders of Notes as Third Lien Secured Parties (as defined in the Intercreditor Agreement). In addition, each Holder of Notes authorizes and instructs the Collateral Agent to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt, or Permitted Refinancing Indebtedness constituting Secured Debt, and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Priority Lien Debt, Second Lien Debt (if any) or Third Lien Debt (if any), as applicable, then outstanding.  The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit to the Company and certain of its Subsidiaries, and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Section 13.05                     Intentionally Omitted.

Section 13.06                     Release of Liens in Respect of Notes.

The Collateral Agent’s other Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Notes Obligations, and the right of the Holders of the Notes to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will automatically terminate and be discharged:

(1)                                 upon satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

(2)                                 upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3)                                 upon payment in full in cash and discharge of all Notes outstanding under this Indenture and all other Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Notes are paid in full and discharged;

(4)                                 as to any Collateral of an Issuer or a Guarantor that is sold, transferred or otherwise disposed of by any Issuer or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) an Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that complies with Section 4.10 hereof and is permitted by the other Note Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof;

(5)                                 in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(6)                                 with respect to the assets of any Guarantor, at the time that such Guarantor is released from its Guarantee in accordance with Section 10.05;

(7)                                 if and to the extent required by clauses (a)(ii) or (iii) of Section 4.01 of the Intercreditor Agreement; or

(8)                                 the release of Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer conducted in accordance with Section 4.10.

In addition, the Collateral Agent’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.01 of the Intercreditor Agreement.

With respect to any release of Collateral, upon receipt of (a) an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture and the Note Security Documents and the Intercreditor Agreement, if any, to such release have been met and (b) any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver, authorize or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Note Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Note Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

To the extent applicable, the Company shall cause § 313(b) of the Trust Indenture Act, relating to reports, and § 314(d) of the Trust Indenture Act, relating to the release of property or Notes subject to the Lien of the Collateral Documents, to be complied with except to the extent not required as set forth in any SEC regulation or interpretation or guidance (including any no-action letter or exemptive order issued by the staff of the SEC, whether issued to the Company or any other Person).

Any release of Collateral permitted by this Section 13.06 hereof shall be deemed not to impair the Liens under this Indenture and the Collateral Documents in contravention thereof. Any certificate or opinion required by § 314(d) of the Trust Indenture Act may be made by an officer or legal counsel, as applicable, of the Company except in cases where § 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee.

Notwithstanding anything to the contrary in this Section 13.06, the Company shall not be required to comply with all or any portion of § 314(d) of the Trust Indenture Act if it determines, in good faith and upon advice of counsel, that under the terms of § 314(d) of the Trust Indenture Act or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of § 314(d) of the Trust Indenture Act is inapplicable to any release or series of releases of Collateral.

Section 13.07                     Insurance.

(a)                                 The Issuers and the Guarantors shall:

(1)                                 maintain insurance with respect to their properties and business at all times by financially sound and reputable insurers, to such extent and against such risks as is customarily insured against by Persons in the same or similar businesses operating in the same or similar locations, and of such types and in such amounts as are customarily carried under similar circumstances; and

(2)                                 maintain such other insurance as may be required by law.

(b)                                 Upon the request of the Collateral Agent, the Issuers and the Guarantors will furnish to the Collateral Agent information as to their property and liability insurance carriers.

Section 13.08                     Suits to Protect the Collateral.

Subject to the provisions of Article 7 and the Note Documents, the Trustee may or may direct the Collateral Agent to take all actions it determines in order to:

(a)                                 enforce any of the terms of the Note Security Documents; and

(b)                                 collect and receive any and all amounts payable in respect of the Third Lien Obligations hereunder.

Subject to the provisions of the Note Security Documents and the Intercreditor Agreement, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 13.08 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 13.09                     Authorization of Receipt of Funds by the Trustee Under the Note Security Documents.

Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Third Lien Secured Parties distributed under the Note Security Documents, and to make further distributions of such funds to the Third Lien Secured Parties according to the provisions of the Note Security Documents.

Section 13.10                     Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 13 to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.

Section 13.11                     Powers Exercisable by Receiver or Trustee

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 13; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 13.12                     Collateral Agent.

(a)                                 The Issuers and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Note Security Documents and the Intercreditor Agreement and the Issuers and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Note Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Note Security Documents and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Note Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 13.12.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and the Note Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Note Security Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Note Security Documents and the Intercreditor Agreement to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Note Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Collateral Agent may perform any of its duties under this Indenture, the Note Security Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon, any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care, but such receiver, agent, employee, attorney-in-fact or Related Person shall be liable to the Issuers for any losses caused by their negligence or misconduct.

(c)                                  None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Note Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Note Security Documents or the Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Note Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Note Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Note Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Trustee, the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Note Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)                                 The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Note Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Except as otherwise provided in the Note Security Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Note Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice of such Default or Event of Default from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 13.12), subject to the terms of the Note Security Documents.

(f)                                   The Collateral Agent may resign at any time by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation, which date shall not be earlier than 20 Business Days following the date on which such notice is delivered to the Issuers), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuers (which consent shall not be unreasonably withheld and which shall not be required during a continuing payment or bankruptcy Event of Default).  If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(g)                                  Except as otherwise explicitly provided herein or in the Note Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)                                 The Collateral Agent is authorized and directed to (i) enter into the Note Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Note Security Documents and Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Note Security Documents and the Intercreditor Agreement and (v) perform and observe its obligations under the Note Security Documents and the Intercreditor Agreement.

(i)                                     Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Note Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Note Security Documents.

(j)                                    No provision of this Indenture, the Intercreditor Agreement or any Note Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Note Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances.  The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient.  The Collateral Agent shall be entitled to the same protections as the Trustee specified in Section 7.02.

(k)                                 The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Note Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith in reliance upon the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(l)                                     Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(m)                             The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any other Grantor under this Indenture, the Intercreditor Agreement and the Note Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Note Security Documents, the Intercreditor Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Note Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Note Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Note Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Note Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Note Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Note Security Documents unless expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Note Security Documents and the Intercreditor Agreement.

(n)                                 The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Note Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Note Security Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral.  In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver.  Neither the Collateral Agent nor the Trustee shall be liable to the Issuers, the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.  If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Issuers or the Guarantors, subject to the terms of the Note Security Documents, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(o)                                 Subject to the provisions of the applicable Note Security Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement and the Note Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.  For the avoidance of doubt, except as otherwise provided in the Note Security Documents, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Note Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(p)                                 After the occurrence and continuance of an Event of Default, the Trustee, acting in accordance with the terms of the Indenture at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Note Security Documents or the Intercreditor Agreement.

(q)                                 The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Note Security Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(r)                                    In each case that the Collateral Agent may or is required hereunder or under any Note Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Note Security Document or any Intercreditor Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(s)                                   Notwithstanding anything to the contrary in this Indenture or in any Note Security Document or any Intercreditor Agreement, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Note Security Documents or the Intercreditor Agreement (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Note Security Documents or the security interests or Liens intended to be created thereby.

(t)                                    Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuers or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.04. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(u)                                 Notwithstanding anything to the contrary contained herein but subject to the Note Security Documents, the Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Note Security Documents and the Collateral.

(v)                                 The Collateral Agent, in executing and performing its duties under the Note Security Documents, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder.

(w)                               The Issuers and each Guarantor, jointly and severally, will indemnify the Collateral Agent against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this clause (w)) and defending itself against any claim (whether asserted by or against the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct.  The Trustee will notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity.  Failure by the Collateral Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Collateral Agent will cooperate in the defense.  The Collateral Agent may have separate counsel and the Issuers and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel provided, however that the Issuers and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

[Signatures on following page]

Date as of May 21, 2015

SIGNATURES

MIDSTATES PETROLEUM COMPANY, INC.

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Senior Vice President and Chief Financial Officer

MIDSTATES PETROLEUM COMPANY LLC

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page to Indenture

EXHIBIT A

[Face of Note]
CUSIP/ISIN [                 ] / [                   ]*

12.00% Third Lien Senior Secured Note due 2020

No.	$

MIDSTATES PETROLEUM COMPANY, INC.
MIDSTATES PETROLEUM COMPANY LLC

promise to pay to               or registered assigns,

the principal sum of                                                                                              DOLLARS [or such other amount as is reflected on the attached Schedule of Exchanges of Interests in the Global Note attached hereto]† on the earlier of June 1, 2020 and 12 months after the maturity date (which initially is May 31, 2018) of the Credit Agreement (as defined in the Indenture) (or any Credit Facility (as defined in the Indenture) that refinances or otherwise replaces the Credit Agreement).

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated:  May 21, 2015

*  This schedule should be included only if the Note is issued in global form.

†  CUSIP: 59804V AF2 / ISIN: US59804VAF22

MIDSTATES PETROLEUM COMPANY, INC.

By:
Name:
Title:

MIDSTATES PETROLEUM COMPANY LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]
12.00% Third Lien Senior Secured Notes due 2020

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Midstates Petroleum Company, Inc., a Delaware corporation (the “Company”), and Midstates Petroleum Company LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the unpaid principal amount of this Note (including any PIK Notes and increase in principal as a result of the payment of PIK Interest) at rate per annum as set forth below and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.  The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2015 until the principal hereof is due.  The first Interest Payment Date shall be December 1, 2015.  The Issuers will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Upon the occurrence and during the continuance of a Payment Default or an Event of Default, the Issuers will pay all accrued but unpaid interest on demand on the entire outstanding principal amount of the Notes in cash and will pay interest on demand on overdue installments of Cash Interest or PIK Interest in cash to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Notes will be payable (1) at the annual rate of 10.00% payable in cash (“cash interest”) plus (2) the annual rate of 2.00% (the “PIK Interest”), payable by increasing the principal amount of the outstanding Notes represented by one or more Global Notes or, with respect to Definitive Notes represented by individual certificates, if any, by issuing additional “PIK Notes” in certificated form, in each case by rounding up to the nearest $1.00.

The Issuers will make each interest payment to the Holders of record of the Notes on the immediately preceding May 15 and November 15. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment. References herein and in the Indenture to the “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment. On any interest payment date on which the Issuers pay PIK Interest with respect to a Global Note, the principal amount of such Global Note will increase by an amount equal to the interest payable, rounded up to the nearest $1.00, to be allocated for the credit of the Holders pro rata in accordance with their interests and rounded to the nearest $1.00 in accordance with the procedures of DTC.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payments in respect of Notes represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Issuers will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

At all times, PIK Interest on the Notes will be payable: (i) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC (or any successor depositary) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes, effective as of the applicable interest payment date, by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (“PIK Payment”) at the request of the Issuers to authenticate or increase the Global Note and (ii) with respect to Definitive Notes, if any, by issuing PIK Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuers, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of holders.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of the Company’s Subsidiaries may act in any such capacity.

(4)                                 INDENTURE.  The Issuers issued the Notes under an Indenture dated as of May 21, 2015 (the “Indenture”) among the Issuers, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by express reference to the TIA.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes will be secured by Third Liens on the Collateral pursuant to the Note Security Documents.  The rights of the Holders of the Notes with respect to the Collateral will be subject to the terms of the Intercreditor Agreement and the other Note Security Documents.  This Note is one of the Initial Notes referred to in the Indenture.  The Notes include the Initial Notes, any PIK Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture.  The Initial Notes and any PIK Notes, Additional Notes and Exchange Notes are treated as a single class of securities under the Indenture.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 At any time prior to June 1, 2017, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes issued after the Issue Date), at a redemption price of 112.000% of the principal amount, plus accrued and unpaid cash interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest, on the Notes, to, but not including, the Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date, in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                 at least 50% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries, including the Co-Issuer) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)                                 On or after June 1, 2017, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid cash interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest on the Notes redeemed, to, but not including, the applicable Redemption Date, if redeemed during the 12-month period beginning on June 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the Redemption Date:

Year	Percentage
2017	109.000%
2018	106.000%
2019 and thereafter	100.000%

(c)                                  At any time prior to June 1, 2017, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid Cash Interest and Additional Interest, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest on the Notes, to, but not including, the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date.

(6)                                 MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1.00 in excess of $2,000.

(8)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 If there is a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1.00 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased (including any PIK Notes or any increased principal amount of Notes as payment for PIK Interest) plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date; provided that a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 In accordance with Section 4.10 of the Indenture, the Issuers may be required to offer to purchase the Notes upon certain Asset Sales.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1.00 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder may be treated as its owner for all purposes.

(11)                          The Notes will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents subject to the rights of holders of certain Indebtedness under the Intercreditor Agreement. Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Issuers, the Guarantors, the Collateral Agent, the Trustee and the Holders.  The Issuers agree, and each Holder by accepting a Note agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

(12)                          AMENDMENT, SUPPLEMENT AND WAIVER.  The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article 9 of the Indenture.

(13)                          DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.

(14)                          DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Issuers at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal of and interest on the Notes (including accrued and unpaid PIK Interest) to redemption or maturity, as the case may be.

(15)                          TRUSTEE DEALINGS WITH ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(16)                          NO RECOURSE AGAINST OTHERS.  A director, manager, officer, employee, incorporator, member or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(17)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(18)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19)                          ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 21, 2015, among the Issuers and the holders party to the Exchange Agreement, or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(20)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(21)                          GOVERNING LAW.  THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Midstates Petroleum Company, Inc.
4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
Facsimile No.: (302) 655-5049
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                               to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐	Section 4.10	☐	Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Midstates Petroleum Company, Inc.
4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
Facsimile No.: (302) 655-5049
Attention:  Chief Financial Officer

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX 75248

Attention: Midstates Petroleum Company, Inc.  Administrator

Fax: 888-316-6238

Attention:  [                                ]

Re:  Third Lien Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of May 21, 2015 (the “Indenture”), among Midstates Petroleum Company, Inc., a Delaware corporation (the “Company”), and Midstates Petroleum Company LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Company, the “Issuers”) and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                   (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐                                    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    such Transfer is being effected to the Issuers or a subsidiary of the Company (other than the Co-Issuer) thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐                                    Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP [  ]/ [  ]), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP [  ]/ [  ]).

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP [  ]/ [  ]), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP [  ]/ [  ]), or

(iii)                               ☐                                    Unrestricted Global Note (CUSIP [☐]); or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Midstates Petroleum Company, Inc.
4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
Facsimile No.: (302) 655-5049
Attention:  Chief Financial Officer

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX 75248

Attention: Midstates Petroleum Company, Inc.  Administrator

Fax: 888-316-6238

Re:  Third Lien Senior Secured Notes due 2020
(CUSIP                         )

Reference is hereby made to the Indenture, dated as of May 21, 2015 (the “Indenture”), among Midstates Petroleum Company, Inc., a Delaware corporation (the “Company”), and Midstates Petroleum Company LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Company, the “Issuers”) and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      ☐                                    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the

C-1

transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                             ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

C-2

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 201    , among                                (the “New Guarantor”), a subsidiary of Midstates Petroleum Company, Inc., a Delaware corporation (the “Company”), and Midstates Petroleum Company LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Company, the “Issuers”), each other existing Guarantor under the Indenture referred to below and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S SETH

WHEREAS, the Issuers and the existing Guarantors (if any) have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 21, 2015 providing for the issuance of Third Lien Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors (if any) are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the other Guarantors (if any) and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      DEFINED TERMS.  Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuers, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.                                      NOTICES.  All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.                                      GOVERNING LAW.  THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.                                      NO LIABILITY OF TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, the New Guarantor and the Guarantors, and the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Date as of [ ]

[NEW GUARANTOR]

By:
Name:
Title:

MIDSTATES PETROLEUM COMPANY, INC.

By:
Name:
Title:

MIDSTATES PETROLEUM COMPANY LLC

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory